As filed with the Securities and Exchange Commission on July 3, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Medicis Pharmaceutical Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1574808
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of Principal Executive Offices including Zip Code)

MEDICIS 2006 INCENTIVE AWARD PLAN
(Full Title of the Plan)

Mark A. Prygocki, Sr.	Copy to:
Executive Vice President,	Charles K. Ruck, Esq.
Chief Financial Officer	R. Scott Shean, Esq.
and Treasurer	Latham & Watkins LLP
8125 North Hayden Road	650 Town Center Drive, Twentieth Floor
Scottsdale, Arizona 85258-2463	Costa Mesa, California 92626
(602) 808-8800	(714) 540-1235

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities to	to be	Price	Offering	Registration
be Registered (3)	Registered(1)	Per Share(2)	Price(2)	Fee
Class A common stock, par value $0.014	2,500,000	$30.68	$76,700,000	$2,354.69

(1)	The Medicis 2006 Incentive Award Plan, as amended (the “2006 Plan”) authorizes the issuance of 7,500,000 shares of the Registrant’s Class A common stock, par value $0.014, of which 2,500,000 shares are being registered hereunder and 5,000,000 have been previously registered. In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the 2006 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price for the shares of our Class A common stock set forth in this Registration Statement are calculated on the basis of the average of the high and low trading prices of our Class A common stock, as reported on the New York Stock Exchange on June 29, 2007.

(3)	Each share of our Class A common stock being registered hereunder, if issued prior to the termination of the Company’s Amended and Restated Rights Agreement dated August 17, 2005 will include one preferred stock purchase right. Prior to the occurrence of certain events the preferred stock purchase rights will not be exercisable or evidenced separately from the Class A common stock
Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

PART I
PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.2
EX-99.3

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Registration of Additional Securities
     The 2006 Plan authorizes the issuance of an aggregate of 7,500,000 shares of Common Stock, after giving effect to stock dividends. The Company has previously registered 5,000,000 shares issuable under the 2006 Plan by a Registration Statement on Form S-8 filed with the Commission on July 10, 2006, Registration No. 333-135675, (the “Prior Registration Statement”). Under this Registration Statement, the Company is registering an additional 2,500,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.
Experts
     Ernst & Young LLP, independent registered public accounting firm, has audited the Registrant’s consolidated financial statements and schedules and the Registrant management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Registrant included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Registrant’s financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
Item 8. Exhibits.
See Index to Exhibits on page 3.

1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant, Medicis Pharmaceutical Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 3rd day of July, 2007.

Medicis Pharmaceutical Corporation
By:	/s/ Jonah Shacknai
Jonah Shacknai
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints Jonah Shacknai and Mark A. Prygocki, Sr., or either of them, as attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of July 3, 2007.

SIGNATURE	TITLE

/s/ Jonah Shacknai	Chairman of the Board of Directors
Jonah Shacknai	and Chief Executive Officer (Principal Executive Officer)

/s/ Mark A. Prygocki Sr.	Executive Vice President, Chief Financial Officer
Mark A. Prygocki, Sr.	and Treasurer (Principal Financial and Accounting Officer)

/s/ Arthur G. Altschul Jr.	Director
Arthur G. Altschul, Jr.

/s/ Spencer Davidson	Director
Spencer Davidson

/s/ Stuart Diamond	Director
Stuart Diamond

/s/ Peter S. Knight Esq.	Director
Peter S. Knight, Esq.

/s/ Michael A. Pietrangelo	Director
Michael A. Pietrangelo

/s/ Philip S. Schein, M.D.	Director
Philip S. Schein, M.D.

/s/ Lottie H. Shackelford	Director
Lottie H. Shackelford

2

INDEX TO EXHIBITS

EXHIBIT

4.1	Amended and Restated Rights Agreement, dated as of August 17, 2005, between the Company and Wells Fargo Bank, N.A., as Rights Agent (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2005)

4.2	Indenture, dated as of August 19, 2003, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, File No. 0-18443, previously filed with the SEC)

4.3	Indenture, dated as of June 4, 2002, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2002)

4.4	Supplemental Indenture dated as of February 1, 2005 to Indenture dated as of August 19, 2003 between the Company and Deutsche Bank Trust Company Americas as Trustee (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 0-18443, previously filed with the SEC)

4.5	Registration Rights Agreement, dated as of June 4, 2002, by and between the Company and Deutsche Bank Securities Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2002)

5.1+	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered

23.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2+	Consent of Ernst & Young LLP, independent registered public accounting firm

24+	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Medicis 2006 Incentive Award Plan (Incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on April 13, 2006)

99.2	Amendment to the Medicis 2006 Incentive Award Plan (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 previously filed with the SEC)

99.3+	Amendment No. 2 to the Medicis 2006 Incentive Award Plan

99.4	Amendment No. 3 to the Medicis 2006 Incentive Award Plan (Incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on April 16, 2007)

+	Filed herewith

3